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The  shareholders  of MFS Growth Fund  (formerly MFS Emerging  Growth  Fund),  a series of MFS Series Trust II, held a special meeting of shareholders on February 15, 2008. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To approve an amendment to the current Master Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with respect to Class R1 Shares of the Fund.

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                           Number of Dollars       % of Outstanding
 % of Dollars Voted
                                                   Dollars
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Affirmative                         $4,950,460.69                 60.005%
          94.792%
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Against                                      $.00                   .000%
              .000%
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Abstain                               $271,970.28                  3.297%
            5.208%
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TOTAL                               $5,222,430.97                 63.302%
          100.000%
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